Exhibit 1.01

CONFLICT MINERALS REPORT

This unaudited Conflict Minerals Report (this “Report”) of ON Semiconductor Corporation (the “Company”) is attached as Exhibit 1.01 to the Form SD for the year ended December 31, 2015. This Report is also publicly available on the Company’s website at the following link: http://www.onsemi.com/social-responsibility. The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Pursuant to Rule 13p-1 and Section 13(p) of the Securities Exchange Act of 1934, as amended, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Conflict Regulations”), the Company was required to make certain inquiries and perform certain due diligence with respect to any “conflict minerals” (as defined by paragraph (d)(3) of Item 1.01 of Form SD) that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries.

The Company is a broad based supplier of semiconductor components that serve a variety of end markets, including automotive, consumer, computing, industrial, wireless, networking, military-aerospace and medical. Our extensive portfolio of power and signal management, logic, discrete and custom devices helps customers efficiently solve their design challenges in advanced electronic systems and products.

As a purchaser of products containing the minerals tin, tantalum, tungsten or gold from suppliers for use in our manufacturing process, the Company continues to be concerned about the reports of violence and human rights violations resulting from the sourcing of such minerals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”). The Company’s Corporate Social Responsibility Report is available at http://www.onsemi.com/social-responsibility.

For purposes of this report, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the federal securities rules, the Company has considered its sole product to be semiconductor components.

This Report relates to the process undertaken for products that were manufactured, or contracted to be manufactured, during calendar year 2015 and that contain conflict minerals. This Report is unaudited, as an independent private sector audit is not required pursuant to the guidance provided by the Securities and Exchange Commission in its “Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule” dated April 29, 2014.

As a result of its inquiry, the Company determined that conflict minerals are necessary to the functionality of the Company’s products. In particular, these minerals provide internal electrically conductive connections to the various circuit elements required to manufacture a working semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is utilized.

Conflict minerals are obtained from sources worldwide, and the Company does not desire to eliminate those originating in Covered Countries. However, the Company is committed to ensuring conflict free sourcing of minerals from our supply chain through collaboration with our suppliers, specifically, as a member of the Electronic Industry Citizenship Coalition (“EICC”) and a participant in the Conflict Free Sourcing Initiative (“CFSI”), which began as a joint effort between the EICC and Global e-Sustainability Initiative (“GeSI”). Being a member of the initiative requires that members engage in reasonable due diligence with their supply chain to assure such minerals are not being sourced from entities supporting armed conflict within the Covered Countries. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Due Diligence

Based on the Company’s reasonable country of origin inquiry (“RCOI”), the Company was unable to reasonably conclude that all of its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources, and the Company continues its diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain diligence, the Company used the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition, OECD 2013) and the related Supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”) and, among other actions, implemented the following:

•	OECD: Step 1: Established a strong management system

•	The Company continually reviews and updates policies as appropriate to reflect the procedures by which the Company and its suppliers should conduct conflict minerals related diligence.

•	The Company established an internal management team to support supply chain due diligence. The internal management team includes appropriate employees within the Company’s quality, supply chain, finance, operations and legal departments. Regular reports generated as a result of this internal management team’s efforts were provided to the Audit Committee of the Company.

•	The Company utilized the form conflicts minerals reporting template (“CMRT”), standardized by the EICC, to collect sourcing information from its suppliers to identify whether (i) conflict minerals sourced by such suppliers originated in Covered Countries and (ii) whether or not smelters used by such suppliers (or such suppliers’ suppliers) have been validated as compliant in accordance with the Conflict Free Smelter Program (“CFSP”). Appendix A sets forth a list of smelters, provided by our suppliers, from which the Company obtains product, including mineral type, standard smelter names, and whether the smelter is on the Conflict-Free Sourcing Initiative Compliant Smelter List. In addition, a summary of conflict minerals and countries of origin information, collected as a result of our RCOI efforts, is attached hereto as Appendix B.

•	The CFSI developed an audit protocol for verification of entities as compliant with the CFSP in accordance with the OECD Guidance and in conjunction with complementary traceability schemes in the Covered Countries. The Conflict Free Smelter List is composed of entities that were determined to be compliant with the CFSP and that have been subject to an independent third party audit to assess whether the entity employed policies, practices, and procedures to source conflict free minerals. ON Semiconductor uses the CFSP compliant smelter list and any other lists that have been recognized by the CFSI, including the London Bullion Metal Association (LBMA) and Responsible Jewelry Council (RJC) lists for gold. We are a member of CFSI and have access to CFSI country of origin information (RCOI) for entities on the Conflict Free Smelter List.

•	The Company finalized an internal compliance audit to assess and confirm that the due diligence approach followed by the Company was in accordance with OECD Guidance.

•	OECD: Step 2: Risk Identification and Assessment /

Identified supply chain risk

•	The Company believes that it has identified 100% of the suppliers who provide it with tin, tantalum, tungsten and gold (“3TG”) and has, through its supply chain diligence, been able to exclude from this inquiry suppliers who do not provide 3TG to the Company. As of December 31, 2015, the Company received declaration from 100% of its suppliers of conflict minerals using the CMRT.

•	The Company employs Ipoint, a third party web based software platform, to collect, manage and aggregate the CMRT declarations received from its suppliers and to report the results to its customers. This software ensures the company has an auditable ‘chain of custody’ regarding receipt of declarations and information received from suppliers.

•	OECD Step 3: Strategy to respond to Identified risks/

Implemented strategy to address that risk

•	The Company has developed a date and version controlled document and conflict minerals audit checklist for use in auditing its major suppliers of conflict minerals and has incorporated this checklist into its ongoing supplier audit process.

•	All suppliers receive a letter through Ipoint requesting them to:

•	Adopt a policy to reasonably assure that the 3TG in their products does not directly or indirectly finance or benefit armed groups in the Covered Countries.

•	Identify all 3TG smelters in their supply chain.

•	Report back to the Company by filling in the CMRT.

•	The status is discussed internally in monthly reviews with the conflict minerals team and reported to senior management.

•	OECD Step 4: Smelter audits /

Independent auditing of smelters

•	The Company’s Conflict Mineral coordinators are members of the CFSI working teams that continue to encourage smelters to participate in the CFSP. To that end, the Company approaches, through direct communication and smelter outreach, both the smelters and their customers (the Company’s suppliers) in our supply chain, as well as others as assigned to us. The Company also supports CFSI group campaigns to engage smelters.

•	OECD Step 5: Report on supply chain due diligence.

Inherent limitations on due diligence measures

•	The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of conflict minerals. The Company’s due diligence processes seek data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud.

Due Diligence Results

As a result of its continuous due diligence with suppliers and smelters through CFSI’s smelter engagement team, the Company has determined that approximately 98% of our smelters are CFSP compliant or active in the program pursuing compliance as of December 31, 2015, compared to 53% as of December 31, 2014.

Smelters Status:

2015	CFSP Compliant	CFSI Active List	CFSI Std List	Unknown	Total
Gold	59	3	3	0	65
Tantalum	38	0	0	0	38
Tin	53	9	1	0	63
Tungsten	20	4	0	0	24

Total	170	16	4	0	190

%	89.5%	8.4%	2.1%	0.0%	100%

Products

As indicated above, the Company has been unable to determine the origins of certain of the conflict minerals contained in its products.

Mitigation of Risk Related to Benefiting Armed Groups

The Company continues to improve its processes and procedures to mitigate the risk that its necessary conflict minerals benefit armed groups. In particular, the Company has taken the following steps to improve its due diligence processes:

•	The Company has incorporated conflict minerals compliance requirements into its supplier handbook for all suppliers.

•	The Company has incorporated conflict minerals requirements and checkpoints into its business processes for new product introduction, new supplier qualification and change management.

APPENDIX A

CONFLICT MINERALS SOURCING INFORMATION

(as of December 31, 2015)

SN	METAL	STANDARD SMELTER NAME	CONFLICT FREE STATUS

1	Gold	Aida Chemical Industries Co., Ltd.	CFSP Validated as conflict-free

2	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CFSP Validated as conflict-free

3	Gold	AngloGold Ashanti Córrego do Sítio Mineração	CFSP Validated as conflict-free

4	Gold	Argor-Heraeus SA	CFSP Validated as conflict-free

5	Gold	Asahi Pretec Corporation	CFSP Validated as conflict-free

6	Gold	Asahi Refining Canada Limited	CFSP Validated as conflict-free

7	Gold	Asahi Refining USA Inc.	CFSP Validated as conflict-free

8	Gold	Asaka Riken Co., Ltd.	CFSP Validated as conflict-free

9	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSP Validated as conflict-free

10	Gold	Aurubis AG	CFSP Validated as conflict-free

11	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CFSP Validated as conflict-free

12	Gold	Boliden AB	CFSP Validated as conflict-free

13	Gold	C. Hafner GmbH + Co. KG	CFSP Validated as conflict-free

14	Gold	CCR Refinery – Glencore Canada Corporation	CFSP Validated as conflict-free

15	Gold	Chimet S.p.A.	CFSP Validated as conflict-free

16	Gold	Dowa	CFSP Validated as conflict-free

17	Gold	Eco-System Recycling Co., Ltd.	CFSP Validated as conflict-free

18	Gold	Elemetal Refining, LLC	CFSP Validated as conflict-free

19	Gold	Heimerle + Meule GmbH	CFSP Validated as conflict-free

20	Gold	Heraeus Ltd. Hong Kong	CFSP Validated as conflict-free

21	Gold	Heraeus Precious Metals GmbH & Co. KG	CFSP Validated as conflict-free

22	Gold	Ishifuku Metal Industry Co., Ltd.	CFSP Validated as conflict-free

23	Gold	Istanbul Gold Refinery	CFSP Validated as conflict-free

24	Gold	Jiangxi Copper Company Limited	CFSP Validated as conflict-free

25	Gold	JX Nippon Mining & Metals Co., Ltd.	CFSP Validated as conflict-free

26	Gold	Kennecott Utah Copper LLC	CFSP Validated as conflict-free

27	Gold	Kojima Chemicals Co., Ltd.	CFSP Validated as conflict-free

28	Gold	LS-NIKKO Copper Inc.	CFSP Validated as conflict-free

29	Gold	Materion	CFSP Validated as conflict-free

30	Gold	Matsuda Sangyo Co., Ltd.	CFSP Validated as conflict-free

31	Gold	Metalor Technologies (Hong Kong) Ltd.	CFSP Validated as conflict-free

32	Gold	Metalor Technologies SA	CFSP Validated as conflict-free

33	Gold	Metalor USA Refining Corporation	CFSP Validated as conflict-free

34	Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CFSP Validated as conflict-free

35	Gold	Mitsubishi Materials Corporation	CFSP Validated as conflict-free

36	Gold	Mitsui Mining and Smelting Co., Ltd.	CFSP Validated as conflict-free

37	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSP Validated as conflict-free

38	Gold	Nihon Material Co., Ltd.	CFSP Validated as conflict-free

39	Gold	Ohura Precious Metal Industry Co., Ltd.	CFSP Validated as conflict-free

40	Gold	PAMP SA	CFSP Validated as conflict-free

41	Gold	PX Précinox SA	CFSP Validated as conflict-free

42	Gold	Rand Refinery (Pty) Ltd.	CFSP Validated as conflict-free

43	Gold	Republic Metals Corporation	CFSP Validated as conflict-free

44	Gold	Royal Canadian Mint	CFSP Validated as conflict-free

45	Gold	SEMPSA Joyería Platería SA	CFSP Validated as conflict-free

46	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CFSP Validated as conflict-free

47	Gold	Solar Applied Materials Technology Corp.	CFSP Validated as conflict-free

48	Gold	Sumitomo Metal Mining Co., Ltd.	CFSP Validated as conflict-free

49	Gold	Tanaka Kikinzoku Kogyo K.K.	CFSP Validated as conflict-free

50	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CFSP Validated as conflict-free

51	Gold	Tokuriki Honten Co., Ltd.	CFSP Validated as conflict-free

52	Gold	Umicore Precious Metals Thailand	CFSP Validated as conflict-free

53	Gold	Umicore SA Business Unit Precious Metals Refining	CFSP Validated as conflict-free

54	Gold	United Precious Metal Refining, Inc.	CFSP Validated as conflict-free

55	Gold	Valcambi SA	CFSP Validated as conflict-free

56	Gold	Western Australian Mint trading as The Perth Mint	CFSP Validated as conflict-free

57	Gold	Yamamoto Precious Metal Co., Ltd.	CFSP Validated as conflict-free

58	Gold	Yokohama Metal Co., Ltd.	CFSP Validated as conflict-free

59	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSP Validated as conflict-free

60	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CFSP Validated as conflict-free

61	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSP Validated as conflict-free

62	Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP Validated as conflict-free

63	Tantalum	Duoluoshan	CFSP Validated as conflict-free

64	Tantalum	Exotech Inc.	CFSP Validated as conflict-free

65	Tantalum	F&X Electro-Materials Ltd.	CFSP Validated as conflict-free

66	Tantalum	Global Advanced Metals Aizu	CFSP Validated as conflict-free

67	Tantalum	Global Advanced Metals Boyertown	CFSP Validated as conflict-free

68	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP Validated as conflict-free

69	Tantalum	H.C. Starck Co., Ltd.	CFSP Validated as conflict-free

70	Tantalum	H.C. Starck GmbH Goslar	CFSP Validated as conflict-free

71	Tantalum	H.C. Starck GmbH Laufenburg	CFSP Validated as conflict-free

72	Tantalum	H.C. Starck Hermsdorf GmbH	CFSP Validated as conflict-free

73	Tantalum	H.C. Starck Inc.	CFSP Validated as conflict-free

74	Tantalum	H.C. Starck Ltd.	CFSP Validated as conflict-free

75	Tantalum	H.C. Starck Smelting GmbH & Co.KG	CFSP Validated as conflict-free

76	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP Validated as conflict-free

77	Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP Validated as conflict-free

78	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP Validated as conflict-free

79	Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP Validated as conflict-free

80	Tantalum	KEMET Blue Metals	CFSP Validated as conflict-free

81	Tantalum	KEMET Blue Powder	CFSP Validated as conflict-free

82	Tantalum	King-Tan Tantalum Industry Ltd.	CFSP Validated as conflict-free

83	Tantalum	LSM Brasil S.A.	CFSP Validated as conflict-free

84	Tantalum	Metallurgical Products India Pvt., Ltd.	CFSP Validated as conflict-free

85	Tantalum	Mineração Taboca S.A.	CFSP Validated as conflict-free

86	Tantalum	Mitsui Mining & Smelting	CFSP Validated as conflict-free

87	Tantalum	Molycorp Silmet A.S.	CFSP Validated as conflict-free

88	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP Validated as conflict-free

89	Tantalum	Plansee SE Liezen	CFSP Validated as conflict-free

90	Tantalum	Plansee SE Reutte	CFSP Validated as conflict-free

91	Tantalum	QuantumClean	CFSP Validated as conflict-free

92	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CFSP Validated as conflict-free

93	Tantalum	Solikamsk Magnesium Works OAO	CFSP Validated as conflict-free

94	Tantalum	Taki Chemicals	CFSP Validated as conflict-free

95	Tantalum	Telex Metals	CFSP Validated as conflict-free

96	Tantalum	Ulba Metallurgical Plant JSC	CFSP Validated as conflict-free

97	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CFSP Validated as conflict-free

98	Tantalum	Zhuzhou Cemented Carbide	CFSP Validated as conflict-free

99	Tin	Alpha	CFSP Validated as conflict-free

100	Tin	China Tin Group Co., Ltd.	CFSP Validated as conflict-free

101	Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSP Validated as conflict-free

102	Tin	CV Ayi Jaya	CFSP Validated as conflict-free

103	Tin	CV Gita Pesona	CFSP Validated as conflict-free

104	Tin	CV Serumpun Sebalai	CFSP Validated as conflict-free

105	Tin	CV United Smelting	CFSP Validated as conflict-free

106	Tin	Dowa	CFSP Validated as conflict-free

107	Tin	Elmet S.L.U. (Metallo Group)	CFSP Validated as conflict-free

108	Tin	EM Vinto	CFSP Validated as conflict-free

109	Tin	Fenix Metals	CFSP Validated as conflict-free

110	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP Validated as conflict-free

111	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP Validated as conflict-free

112	Tin	Magnu’s Minerais Metais e Ligas Ltda.	CFSP Validated as conflict-free

113	Tin	Malaysia Smelting Corporation (MSC)	CFSP Validated as conflict-free

114	Tin	Melt Metais e Ligas S/A	CFSP Validated as conflict-free

115	Tin	Metallic Resources, Inc.	CFSP Validated as conflict-free

116	Tin	Metallo-Chimique N.V.	CFSP Validated as conflict-free

117	Tin	Mineração Taboca S.A.	CFSP Validated as conflict-free

118	Tin	Minsur	CFSP Validated as conflict-free

119	Tin	Mitsubishi Materials Corporation	CFSP Validated as conflict-free

120	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP Validated as conflict-free

121	Tin	O.M. Manufacturing Philippines, Inc.	CFSP Validated as conflict-free

122	Tin	Operaciones Metalurgical S.A.	CFSP Validated as conflict-free

123	Tin	PT Aries Kencana Sejahtera	CFSP Validated as conflict-free

124	Tin	PT Artha Cipta Langgeng	CFSP Validated as conflict-free

125	Tin	PT ATD Makmur Mandiri Jaya	CFSP Validated as conflict-free

126	Tin	PT Babel Inti Perkasa	CFSP Validated as conflict-free

127	Tin	PT Bangka Prima Tin	CFSP Validated as conflict-free

128	Tin	PT Bangka Tin Industry	CFSP Validated as conflict-free

129	Tin	PT Belitung Industri Sejahtera	CFSP Validated as conflict-free

130	Tin	PT BilliTin Makmur Lestari	CFSP Validated as conflict-free

131	Tin	PT Bukit Timah	CFSP Validated as conflict-free

132	Tin	PT Cipta Persada Mulia	CFSP Validated as conflict-free

133	Tin	PT DS Jaya Abadi	CFSP Validated as conflict-free

134	Tin	PT Eunindo Usaha Mandiri	CFSP Validated as conflict-free

135	Tin	PT Inti Stania Prima	CFSP Validated as conflict-free

136	Tin	PT Justindo	CFSP Validated as conflict-free

137	Tin	PT Mitra Stania Prima	CFSP Validated as conflict-free

138	Tin	PT Panca Mega Persada	CFSP Validated as conflict-free

139	Tin	PT Prima Timah Utama	CFSP Validated as conflict-free

140	Tin	PT Refined Bangka Tin	CFSP Validated as conflict-free

141	Tin	PT Sariwiguna Binasentosa	CFSP Validated as conflict-free

142	Tin	PT Stanindo Inti Perkasa	CFSP Validated as conflict-free

143	Tin	PT Timah (Persero) Tbk Kundur	CFSP Validated as conflict-free

144	Tin	PT Timah (Persero) Tbk Mentok	CFSP Validated as conflict-free

145	Tin	PT Tinindo Inter Nusa	CFSP Validated as conflict-free

146	Tin	PT Wahana Perkit Jaya	CFSP Validated as conflict-free

147	Tin	Resind Indústria e Comércio Ltda.	CFSP Validated as conflict-free

148	Tin	Rui Da Hung	CFSP Validated as conflict-free

149	Tin	Soft Metais Ltda.	CFSP Validated as conflict-free

150	Tin	Thaisarco	CFSP Validated as conflict-free

151	Tin	VQB Mineral and Trading Group JSC	CFSP Validated as conflict-free

152	Tin	White Solder Metalurgia e Mineração Ltda.	CFSP Validated as conflict-free

153	Tin	Yunnan Tin Group (Holding) Company Limited	CFSP Validated as conflict-free

154	Tungsten	A.L.M.T. TUNGSTEN Corp.	CFSP Validated as conflict-free

155	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP Validated as conflict-free

156	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP Validated as conflict-free

157	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSP Validated as conflict-free

158	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP Validated as conflict-free

159	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP Validated as conflict-free

160	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CFSP Validated as conflict-free

161	Tungsten	Global Tungsten & Powders Corp.	CFSP Validated as conflict-free

162	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSP Validated as conflict-free

163	Tungsten	H.C. Starck GmbH	CFSP Validated as conflict-free

164	Tungsten	H.C. Starck Smelting GmbH & Co.KG	CFSP Validated as conflict-free

165	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP Validated as conflict-free

166	Tungsten	Hydrometallurg, JSC	CFSP Validated as conflict-free

167	Tungsten	Japan New Metals Co., Ltd.	CFSP Validated as conflict-free

168	Tungsten	Kennametal Huntsville	CFSP Validated as conflict-free

169	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP Validated as conflict-free

170	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP Validated as conflict-free

171	Tungsten	Wolfram Bergbau und Hütten AG	CFSP Validated as conflict-free

172	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP Validated as conflict-free

173	Tungsten	Xiamen Tungsten Co., Ltd.	CFSP Validated as conflict-free

174	Gold	Metalor Technologies (Suzhou) Ltd.	CFSP Validated as active

175	Gold	Samduck Precious Metals	CFSP Validated as active

176	Tin	An Vinh Joint Stock Mineral Processing Company	CFSP Validated as active

177	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CFSP Validated as active

178	Tin	Gejiu Kai Meng Industry and Trade LLC	CFSP Validated as active

179	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CFSP Validated as active

180	Tin	Phoenix Metal Ltd.	CFSP Validated as active

181	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CFSP Validated as active

182	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CFSP Validated as active

183	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CFSP Validated as active

184	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSP Validated as active

185	Tungsten	Kennametal Fallon	CFSP Validated as active

186	Tungsten	Pobedit, JSC	CFSP Validated as active

187	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CFSP Validated as eligible smelter

188	Gold	Chugai Mining	CFSP Validated as eligible smelter

189	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CFSP Validated as eligible smelter

190	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CFSP Validated as eligible smelter

APPENDIX B

Below is a summary of the minerals and country of origin information, collected as a result of the Company’s RCOI and due diligence:

CONFLICT MINERAL	COUNTRIES OF ORIGIN and other sources may include the following:

GOLD	L1, R/S, Australia; Belgium; Brazil; Canada; China; Germany; Italy; Japan; Korea, Republic of; Mexico; Philippines; South Africa; Spain; Sweden; Switzerland; Taiwan; Thailand; Turkey; UNITED STATES; Uzbekistan

TANTALUM	L1, L2, L3, DRC, R/S, Austria; Brazil; China; Estonia; Germany; India; Japan; Kazakhstan; Mexico; Russian Federation; Thailand; UNITED STATES

TIN	L1, L2, L3, DRC, R/S, Belgium; Bolivia; Brazil; China; Indonesia; Japan; Malaysia; Peru; Philippines; Poland; Rwanda; Spain; Taiwan; Thailand; UNITED STATES, Vietnam

TUNGSTEN	L1, L3, R/S, Austria; China; Columbia; Germany; Japan; Russian Federation; UNITED STATES; Vietnam

MINERAL SOURCING	COUNTRIES OF ORIGIN including the following:

L1	Argentina, Australia, Austria; Belgium; Bolivia; Brazil; Cambodia; Canada; Chile; China; Colombia; Côte D’Ivoire; Czech Republic; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hungary; India; Indonesia; Ireland; Israel; Japan; Kazakhstan; Laos; Luxembourg; Madagascar; Malaysia; Mongolia; Myanmar; Namibia; Netherlands; Nigeria; Peru; Portugal; Russia; Sierra Leone; Singapore; Slovakia; South Korea; Spain; Suriname; Switzerland; Taiwan; Thailand; United Kingdom; United States of America; Vietnam; Zimbabwe

L2	Kenya; Mozambique; South Africa

L3	Angola; Burundi; Central African Republic; Republic of Congo; Rwanda; South Sudan; Tanzania; Uganda; Zambia

DRC	Democratic Republic of Congo